UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2019

CARRIZO OIL & GAS, INC.*

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 W. Sam Houston Parkway S., Suite 2000		77042
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 589-5200

500 Dallas St.

Suite 2300

Houston, Texas 77002

(Former name or former address, if changed since last report.)

*	Pursuant to the Agreement and Plan of Merger, dated as of July 14, 2019 (as amended), by and between Callon Petroleum Company, a Delaware corporation (“Callon”), and Carrizo Oil & Gas, Inc. (“Carrizo”), Carrizo merged with and into Callon (the “Merger”) on December 20, 2019, with Callon surviving the Merger. Callon is Carrizo’s successor-in-interest as a result of the Merger. Carrizo’s state of incorporation was Texas, its I.R.S. Employer Identification Number was 76-0415919, its Commission File Number was 000-29187-87, its telephone number was (713) 328-1000 and its address was 500 Dallas St., Suite 2300 Houston, TX 77002.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRZO	NASDAQ Global Select Market(1)

(1) The common stock, par value $0.01 per share, of Carrizo Oil & Gas, Inc. will cease being traded prior to the opening of the market on December 23, 2019 and will no longer be listed on the NASDAQ.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On December 20, 2019 (the “Effective Date”), following approval by the common shareholders of both Callon Petroleum Company, a Delaware corporation (“Callon”), and Carrizo Oil & Gas, Inc., a Texas corporation (“Carrizo”), at special meetings held that morning, Callon and Carrizo completed their previously announced merger, pursuant to which Carrizo merged with and into Callon, with Callon as the surviving corporation (the “Merger”), in accordance with the terms of the Agreement and Plan of Merger, dated as of July 14, 2019 (as amended, the “Merger Agreement”), by and between Callon and Carrizo.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, on the Effective Date, Carrizo terminated all outstanding commitments under that certain Credit Agreement, dated as of January 27, 2011, among Carrizo, as borrower, BNP Paribas, as administrative agent, Credit Agricole Corporate and Investment Bank and Royal Bank of Canada, as co-syndication agents, Capital One, N.A. and Compass Bank, as co-documentation agents, BNP Paribas Securities Corp., as sole lead arranger and sole bookrunner, and the lenders party thereto (as amended, the “Credit Agreement”). In connection with the termination of the Credit Agreement, on the Effective Date, all outstanding obligations under the Credit Agreement were paid off in full, and all liens securing such obligations and guarantees of such obligations were released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on the Effective Date, Carrizo completed its previously announced Merger, pursuant to which Carrizo merged with and into Callon, with Callon as the surviving corporation, in accordance with the terms of the Merger Agreement. At the effective time of the Merger on the Effective Date (the “Effective Time”), each share of common stock, par value $0.01 per share, of Carrizo (“Carrizo Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares, as defined in the Merger Agreement) was cancelled and converted automatically into the right to receive 1.75 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Callon (“Callon Common Stock”), with cash paid in lieu of the issuance of any fractional shares of Callon Common Stock (such cash in lieu of fractional shares together with the Callon Common Stock issuable in connection with the Merger, the “Merger Consideration”).

Also at the Effective Time, (1) each outstanding share of restricted Carrizo Common Stock vested and converted into the right to receive the Merger Consideration, subject to any applicable withholding taxes, (2) each outstanding Carrizo restricted stock unit (except with respect to the Special RSU Award described below) was cancelled and converted into a vested right to receive a number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to such Carrizo restricted stock unit as of immediately prior to the Effective Date, multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, subject to any applicable withholding taxes, (3) each outstanding award of Carrizo performance shares was cancelled and converted into a vested right to receive a number of shares of Callon Common Stock that is equal to the product of (a) the greater of (i) the target number of shares of Carrizo Common Stock subject to such Carrizo performance share award as of immediately prior to the Effective Date and (ii) the number of shares of Carrizo Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement, measured based on a shortened performance period that ends as of the close of the business day prior to the Effective Date (if such performance is determinable, and as determined by the Carrizo board of directors immediately prior to the Effective Date), multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, subject to any applicable withholding taxes, (4) a restricted stock unit award made to an employee of Carrizo in June 2019 (the “Special RSU Award”) was assumed by Callon and converted into a restricted stock unit with respect to a number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to the Special RSU Award as of immediately prior to the Effective Date, multiplied by (b) the Exchange Ratio, rounded to the nearest whole share, with vesting and other terms and conditions provided in the governing award agreement to otherwise continue in full force and effect, and (5) each outstanding Carrizo stock appreciation right was cancelled and converted into and thereafter evidences a stock appreciation right covering shares of Callon Common Stock with respect to that number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to such Carrizo stock appreciation right as of immediately prior to the Effective Date, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share. The exercise price per share of the converted Callon stock appreciation right is equal to the exercise price per share of the Carrizo stock appreciation right divided by the Exchange Ratio, rounded up to the nearest whole cent. The converted Callon stock appreciation rights are subject to such other terms and conditions as applied to the corresponding Carrizo stock appreciation rights immediately prior to the Effective Date, provided that the converted Callon stock appreciation rights are vested and exercisable in full and will remain exercisable for their full original term without regard to any continuing service requirement.

Performance goals applicable to Carrizo performance share awards were deemed satisfied at the greater of target and actual performance as of the date of the Merger, as determined in accordance with the Merger Agreement.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibits 2.1, 2.2 and 2.3 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, shares of Carrizo Common Stock were listed and traded on the NASDAQ Global Select Market (the “NASDAQ”) under the trading symbol “CRZO.” In connection with the completion of the Merger, Carrizo notified the NASDAQ that each outstanding share of Carrizo Common Stock was converted into the right to receive the Merger Consideration. At Carrizo’s request, the NASDAQ will file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Carrizo Common Stock and the deregistration of the Carrizo Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Carrizo Common Stock will cease being traded prior to the opening of the market on December 23, 2019 and will no longer be listed on the NASDAQ.

In addition, Carrizo intends to file with the SEC a Form 15 requesting that the reporting obligations of Carrizo under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors and executive officers of Carrizo ceased serving in such capacities, effective as of the Effective Time.

In addition, in connection with the Merger, S.P. Johnson IV, Steven A. Webster and Frances Aldrich Sevilla-Sacasa, who were members of the Board of Directors of Carrizo immediately prior to the Effective Time, were appointed to the Board of Directors of Callon, effective as of immediately after the Effective Time, and Gregory F. Conaway, who was Vice President and Chief Accounting Officer of Carrizo immediately prior to the Effective Time, was appointed as Callon’s Chief Accounting Officer, effective as of immediately after the Effective Time.

Item 8.01.	Other Events.

Redemption of Carrizo’s Preferred Stock

In connection with the Merger, on the Effective Date, Carrizo redeemed each issued and outstanding share of Carrizo’s 8.875% Redeemable Preferred Stock, par value $0.01 per share, for a total redemption price of $220.4 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1±

Agreement and Plan of Merger, dated as of July 14, 2019, by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc. (incorporated herein by reference to Exhibit 2.1 to Carrizo’s Current Report on Form 8-K filed on July 15, 2019).

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of August 19, 2019, by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc. (incorporated herein by reference to Annex A of Carrizo’s definitive proxy statement filed on October 9, 2019).

2.3

Amendment No. 2 to Agreement and Plan of Merger, dated as of November 13, 2019, by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc. (incorporated herein by reference to Exhibit 2.1 to Carrizo’s Current Report on Form 8-K filed on November 14, 2019).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

±	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Callon agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLON PETROLEUM COMPANY (successor in interest to Carrizo Oil & Gas, Inc.)

Date: December 20, 2019	By:	/s/ Joseph C. Gatto Jr.
	Name:	Joseph C. Gatto Jr.
	Title:	President and Chief Executive Officer